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Littelfuse, Inc.
800 East Northwest Highway
Des Plaines, Illinois  60016
         Consent Solicitation and Disclosure Statement

     This Consent Solicitation and Disclosure Statement is furnished in connection with the solicitation by the Board of Directors of Littelfuse, Inc. (OLittelfuseO or the OCompanyO) of irrevocable written consents related to the proposed amendment to the Warrant Agreement between Littelfuse and LaSalle National Bank (formerly known as LaSalle National Trust, N.A.), as Warrant Agent, dated as of DecemberE20, 1991 (the OWarrant AgreementO). It is extremely important that we receive your completed consent before MayE30, 1997.

     On AprilE25, 1997, the Board of Directors of Littelfuse declared a stock dividend of one share of the Littelfuse common stock, par value $.01 per share (the OCommon StockO), on each issued and outstanding share of the Common Stock (the OStock DividendO). The Stock Dividend is to be paid and distributed on or about JuneE10, 1997, to those holders of record of the Common Stock at the close of business on MayE20, 1997.

     Each outstanding Warrant (individually, a OWarrantO and collectively, the OWarrantsO) issued pursuant to the Warrant Agreement, currently represents the right to purchase one share of the Common Stock at an exercise price of $8.36.

     In order to allow the Warrants to continue to trade on the basis that each Warrant represents the right to purchase one share of Common Stock, all Warrant holders are asked to consent to an amendment to the Warrant Agreement which, if approved, will result in each certificate representing outstanding Warrants on JuneE10, 1997 being changed to represent twice the number of Warrants previously represented by such certificate, with each Warrant thereafter representing the right to purchase one share of
Common  Stock  at  an exercise price of $4.18.   The  Company
believes that such change is necessary in order to avoid confusion that may result from a significant disparity in trading price that would result if such amendment is not entered into. The consent of the holders of certificates representing at least a majority of the outstanding Warrants is required for Littelfuse to enter into the amendment. Obtaining this consent is not a condition to the payment of the Stock Dividend. The amendment to the Warrant Agreement will become effective upon payment of the Stock Dividend

     The close of business on MayE2, 1997 has been fixed as the record date for determining persons entitled to notice of, and to submit a consent with respect to, the proposal described in this Consent Solicitation and Disclosure Statement.
The consent period will remain open until MayE30, 1997 and Warrant holders are urged to read this Consent and Disclosure Statement and complete and return the enclosed consent as promptly as possible, but in any event no later than MayE30, 1997. The Company will not hold a meeting to vote on the proposed amendment to the Warrant Agreement. Once a Warrant holder gives a consent, it is irrevocable.

     All Warrant holders should read and carefully consider this Consent Solicitation and Disclosure Statement prior to responding to the solicitation.

     Littelfuse   had   outstanding  on  MayE2,  1997
1,979,900 Warrants, each representing the right to purchase one share of the CompanyOs Common Stock at a current exercise price of $8.36 per share. As of such date, 9,856,454 shares of Common Stock were outstanding.
     The cost of soliciting consents will be borne by Littelfuse. In addition to solicitation by mail, officers and employees of Littelfuse may solicit consents by telephone or in person, but will not receive any additional consideration therefor.
     This Consent Solicitation and Disclosure Statement and form of irrevocable consent were first mailed to Warrant holders on or about MayE12, 1997.
     Please complete, sign, date and return your irrevocable Consent to First Amendment to Warrant Agreement in the enclosed envelope no later than MayE30, 1997.


                          The Company

     Littelfuse was incorporated under the laws of the State of Delaware on NovemberE25, 1991. The Company is the immediate successor to the business and assets of a corporation of the same name (OOld LittelfuseO), which was originally formed in 1927 and subsequently acquired by Tracor, Inc. (OTracorO) in 1968.

     The CompanyOs predecessor, Old Littelfuse, was one of a number of wholly-owned subsidiaries of Tracor. Tracor and its affiliates, including Old Littelfuse, filed voluntary
petitions for   reorganization  under  ChapterE11  of  the
United   States Bankruptcy Code with the United States
Bankruptcy Court  for  the Western  District of Texas on
FebruaryE1, 1991.          On  DecemberE6,
1991, the Bankruptcy Court approved the reorganization plan for Tracor and certain affiliates and the reorganization plan for Old Littelfuse (collectively, the OPlansO). The Plans, which were implemented effective as of DecemberE27, 1991, resulted in the various businesses of Tracor being split into three separate and independently managed corporate
entities,  with  the   Company receiving  substantially  all
the  business  and  assets  of  Old Littelfuse.

     The CompanyOs first full fiscal year was 1992.
            Ownership of Littelfuse, Inc. Warrants

     The  following  table  sets forth certain  information

with respect to the beneficial ownership of the Warrants as of

MayE2, 1997, by each Director, by each person known by the

Company to be the beneficial owner of more than 5% of the

outstanding Warrants, by  each  executive  officer of the

Company and  by  all  of  the Directors  and executive officers

of the Company as a group.   As beneficial  ownership  of the

Warrants  is  not  required  to  be publicly reported, the

information provided below is based solely on information

available to the Company.







                                                  Number of Warrants
                                                  Beneficially Owned
Name and Address of Beneficial Owner             Number
Percent
Janus Capital Corporation                    591,525
29.9%
100 Fillmore Street
Suite 300
Denver, Colorado  80206-4923

Stein Roe & Farnham Incorporated             303,600
15.3%
One South Wacker Drive
Chicago, Illinois  60606

Howard B. Witt                               0                    *

Anthony Grillo                               0                    *

Bruce A. Karsh(1)                            7,115                *

John E. Major                                0                    *

John J. Nevin                                10,000               *

James F. Brace                               0                    *

William S. Barron                            0                    *

David J. Krueger                             0                    *

Lloyd J. Turner                              0                    *

All Directors and executive officers as a    0                    *
group (13 persons)
____________________
(1)Excludes  10,958  Warrants  that are  immediately
   exercisable that  are deemed to be owned by TCW Special
   Credits, a general partnership   of   which  Mr.EKarsh  is
   a  general   partner. Mr.EKarsh  expressly disclaims
   beneficial  ownership  of  such Warrants.   Also excludes
   3,047 Warrants that are  immediately exercisable  that  are held in a third party separate  account for  which Oaktree
   Capital Management, LLC (OOaktreeO)  serves as   investment
   adviser.   Mr.EKarsh  is  President   and   a Principal
   of   Oaktree.    Mr.EKarsh   expressly   disclaims
   beneficial ownership of such Warrants.
*  Indicates ownership of less than 1% of outstanding Warrants
 .


            Proposed Amendment of Warrant Agreement

     On AprilE25, 1997, the Board of Directors of Littelfuse declared a Stock Dividend of one share of the Littelfuse Common Stock on each issued and outstanding share of the Common Stock. The Stock Dividend is to be paid and distributed on or about JuneE10, 1997, to those holders of record of the Common Stock at the close of business on MayE20, 1997.

     Each outstanding Warrant issued pursuant to the Warrant Agreement currently represents the right to purchase one share of the Common Stock at an exercise price of
$8.36.   The  Warrant Agreement currently provides that, upon
the payment of the Stock Dividend, the number of outstanding Warrants will remain the same, the exercise price will remain the same but each Warrant would then represent the right to purchase two (2) shares of Common Stock for a total exercise price of $8.36.

     Upon payment of the Stock Dividend, Littelfuse believes
that
the market price of the Common Stock will be halved to reflect the stock dividend payment on that date. Unless the Warrant Agreement is amended, Littelfuse believes that the Warrants would continue to trade at their pre-stock
dividend market price.   The Company believes that such a
disparity between the trading price of the Warrants and the Common Stock may cause confusion.
     In order to avoid such potential confusion, all Warrant holders are asked to consent to an amendment to the Warrant Agreement which, if approved, will result in each certificate representing outstanding Warrants on June 10, 1997, being changed to represent twice the number of Warrants previously represented by such certificate, with each Warrant thereafter representing the right to purchase one share of Common Stock at an exercise price of $4.18. The consent of the holders of certificates representing at least a majority of the outstanding Warrants is required
for Littelfuse to enter into the amendment.   Obtaining this
consent  is  not a condition to the payment  of  the  Stock
Dividend.   The  amendment to the Warrant Agreement  will
become effective upon payment of the Stock Dividend.
     In accordance with the proposed amendment, the following new SectionE12.19 will be added to the Warrant Agreement:
       12.19. Adjustments Relating to June 10, 1997, Common Stock Dividend. In the event that the Company pays on or about June 10, 1997 (the date of payment being hereinafter referred to as the OStock Dividend Payment DateO), a dividend of one share of the Common Stock on each issued and outstanding share of the Common Stock, effective as of the Stock Dividend Payment Date:
              (i)   the Exercise Price shall be halved to
$4.18;
             (ii) a Stock Unit shall remain at one share of New Common Stock, subject to subsequent adjustments as provided in this Agreement; and
             (iii)    the number of Warrants represented by
each
          certificate   representing  Warrants   outstanding
          on JuneE10, 1997, shall be doubled.

     The Board of Directors recommends that Warrant holders consent to the proposed amendment to the Warrant
Agreement.


                     Stockholder Proposals

     Any stockholder proposal intended to be presented at the 1998 annual meeting of LittelfuseOs stockholders must be received at the principal executive offices of Littelfuse by NovemberE21, 1997, in order to be considered for inclusion in LittelfuseOs proxy materials relating to that meeting.


                         Other Matters

     As of the date of this Consent Solicitation and Disclosure Statement, management knows of no matters to be brought before the Warrant holders other than the matter referred to in this Consent Solicitation and Disclosure
Statement.

                                     By order of the Board of
                                        Directors,






                                     Mary S. Muchoney
                                     Secretary

May 12, 1997



                          Irrevocable
                            Consent
                              to
                        First Amendment
                              to
           Warrant Agreement (the OWarrant AgreementO)
                between Littelfuse, Inc. (the OCompanyO)
                               and
                      LaSalle National Bank
               (formerly known as LaSalle National Trust,
               N.A.), Warrant Agent (the OWarrant AgentO)

     The undersigned agrees that, if the Company pays on or about June 10, 1997, a dividend of one share of the Company common stock, par value $.01 per share (the OCommon StockO), on each issued and outstanding share of the Common Stock, the Company and the Warrant Agent may amend the Warrant Agreement as of the date of such payment to add the following new Section 12.19 to the end of the Warrant
Agreement:

       12.19.    Adjustments Relating to June  10,  1997,
Common
     Stock Dividend. In the event that the Company pays on or about June 10, 1997 (the date of payment being
     hereinafter referred    to  as  the  OStock  Dividend
     Payment  DateO),  a
     dividend of one share of the Common Stock on each issued and outstanding share of the Common Stock, effective as of the Stock Dividend Payment Date:

              (i)   the Exercise Price shall be halved to
$4.18;

             (ii) a Stock Unit shall remain at one share of New Common Stock, subject to subsequent adjustments as provided in this Agreement; and

             (iii)    the number of Warrants represented by
each
          certificate representing Warrants outstanding  on
          June 10, 1997, shall be doubled.

     Except as specifically amended by this document, the Warrant Agreement shall remain unchanged and shall continue in full force and effect.

Dated:  May 12, 1997

                                    Warrantholder:
                                    Print or type name of
                                       Warrantholder of
                                       Record:



                                    __________________________

                                    __________________________
                                    Authorized Signature

                                    __________________________
                                    Print Name and Title